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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-72961, No. 333-45533, No. 333-39289, No. 333-12983, No.
333-06873, No. 33-97680, No. 33-84974 and Forms S-8 No. 333-66257, No. 333-56165
and No. 333-06869) of Equity Residential Properties Trust and in the related Prospectuses of our report dated February 17, 1999, except for Note 24, as to which the date is March 5, 1999, with respect to the consolidated financial statements and schedule of Equity Residential Properties Trust included in this Annual Report (Form 10-K) for the year ended December 31, 1998.



                                         /s/ Ernst & Young LLP

                                         Ernst & Young LLP



Chicago, Illinois
March 18, 1999